Exhibit 10.9.1

FIRST AMENDMENT TO LEASE

        THIS First Amendment to Lease (this "Amendment") is entered into as of April 23, 2007, by and between RREEF Domain, LP, a Texas limited partnership ("Landlord"), and CONVIO, INC., a Delaware corporation ("Tenant").

Recitals

        A.    Landlord and Tenant entered into that certain Net Office Lease, dated November 1, 2006 (the "Lease"), relating to Tenant's lease of 66,731 square feet of Net Rentable Area, known as Suite 200 within the building commonly known as Building 5, The Domain, as more fully described in the Lease.

        B.    Tenant desires to take possession of the Premises prior to the Commencement Date.

        C.    Landlord and Tenant desire to amend the Lease as hereinafter provided for the purpose of, among other things, establishing Tenant's early occupancy of the Premises, the Commencement Date, the Expiration Date and other matters under the Lease.

Amendment

        NOW, THEREFORE, in consideration of the premises and mutual agreements herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.
Landlord and Tenant are entering into this Amendment in lieu of executing the Commencement Date Memorandum.

2.
The Commencement Date is July 1, 2007. The Expiration Date is September 30, 2013.

3.
Tenant's early occupancy (per Exhibit F, Section 5) shall commence on April 23, 2007.

4.
The schedule of the Basic Rent and the Monthly Installment of Basic Rent set forth on the Reference Pages is deleted in its entirety, and the following is substituted therefor:

        BASIC RENT and MONTHLY INSTALLMENT OF BASIC RENT (Article 3):

4/23/07-4/30/07	$7,414.55 (8 days @ $926.82/day)
5/1/07-5/31/07	$27,804.58
6/1/07-6/30/07	$0.00
7/1/07-9/28/07	$0.00 Rent Abatement Period
9/29/07-9/30/07	$3,892.64 due 7/1/07
10/1/07-12/31/07	$58,389.63/per month
1/1/08-12/31/08	$83,413.75/per month
1/1/09-12/31/09	$86,194.21/per month
1/1/10-12/31/10	$88,974.67/per month
1/1/11-12/31/11	$91,755.13/per month
1/1/12-12/31/12	$94,535.58/per month
1/1/13-9/30/13	$97,316.04/per month

  In addition, Tenant shall pay, per the terms of the Lease, the following monthly estimated Component and Utility Charges for the Tenant's early occupancy and the remaining periods in 2007:

	Component and Utility Charges	Basic Rent	Total Monthly Payment
4/23/07-4/30/07	$12,975.47	$7,414.55	$20,390.02
5/1/07-5/31/07	$48,658.02	$27,804.58	$76,462.60
6/1/07-6/30/07	$48,658.02	$0.00	$48,658.02
7/1/07-9/28/07	$11,064.00	$0.00	$11,064.00
9/29/07-9/30/07	$3,243.87	$3,892.64	$7,136.51	(Due 7/1/07)
10/1/07-12/31/07	$48,658.02	$58,389.63	$107,047.65
5.
Capitalized terms not defined herein shall have the same meaning as set forth in the Lease.

6.
Except as expressly modified by this Amendment, the Lease shall remain unchanged and in full force and effect.

7.
This Amendment may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.

[SIGNATURE PAGE(S) FOLLOW]

[Signature Page for that First Amendment to Lease]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date and year first above written.

LANDLORD:		TENANT:
RREEF DOMAIN, L.P., a Texas limited partnership		CONVIO, INC.
By:	RREEF MANAGEMENT COMPANY, a Delaware Corporation, Authorized Agent
By:	/s/ Joseph D. Akers	By:	/s/ JR Offerdahl
Name:	Joseph D. Akers	Name:	JR Offerdahl
Title:	Vice President, District Manager	Title:	CFO
Dated:	May 25, 2007	Dated:	June 19, 2007